Exhibit 99.1

CIM COMMERCIAL TRUST APPOINTS DAVID THOMPSON AS CHIEF EXECUTIVE OFFICER AND NATHAN DEBACKER AS CHIEF FINANCIAL OFFICER

DALLAS- (March 29, 2019) — CIM Commercial Trust Corporation (NASDAQ & TASE: CMCT) announced today that its board of directors (the “Board”) has appointed David Thompson as its Chief Executive Officer (“CEO”) and Nathan DeBacker as its Chief Financial Officer (“CFO”) at the recommendation of CIM Commercial Trust’s operator, CIM Group.

Mr. Thompson previously served as CIM Commercial Trust’s CFO since 2014 and is a Principal and the CFO of CIM Group.  Mr. DeBacker is a Senior Vice President and the CFO of CCO Capital, LLC, a subsidiary of CIM Group.  Both appointments are effective as of today.

“I look forward to furthering our plan to unlock embedded value in our portfolio and improve the trading liquidity of our common stock.  We will continue to focus on maximizing returns for shareholders by actively managing our high-quality portfolio while increasing our engagement with shareholders,” said David Thompson.

Charles Garner, Principal and Co-head of Investments of CIM Group said: “I am very proud of the value we created in the CMCT portfolio and I look forward to supporting David as he oversees the next phase of CMCT’s growth.”

“With the anticipated increase in trading liquidity, David’s leadership at CMCT will boost our shareholder’s engagement while Charlie continues to support the quality and performance of our portfolio as Co-head of Investments at CIM,” said Richard Ressler, Chairman of CMCT.

About CIM Commercial

CIM Commercial is a real estate investment trust that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States. Its properties are primarily located in Los Angeles, the San Francisco Bay Area and Washington, D.C. CIM Commercial is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and onsite property management capabilities (www.cimcommercial.com).

FORWARD-LOOKING STATEMENTS

The information set forth herein contains “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts or discuss the business and affairs of CIM Commercial on a prospective basis. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “target,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “potential”, “forecast”, “seek”, “plan”, or “should” or the negative or other words or expressions of similar meaning, may identify forward-looking statements.

CIM Commercial bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. These forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, including those associated with (i) CIM Commercial’s ability to consummate the sales of properties and return of capital anticipated by its plan to unlock embedded value in its portfolio and improve the trading liquidity of its common stock and (ii) general economic, market and other conditions. For a further list and description of the risks and uncertainties inherent in forward-looking statements, see CIM Commercial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date hereof. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for CIM Commercial to predict all of them. Nor can CIM Commercial assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward looking statement. CIM Commercial undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

For CIM Commercial Trust Corporation

Media Relations:

Bill Mendel, 212-397-1030

bill@mendelcommunications.com

or

Shareholder Relations:

Steve Altebrando

646-652-8473

shareholders@cimcommercial.com